EXHIBIT 10.31


                                                                  March 21, 2007


TAVEX ALGODONERA, S.A.
GENOVA 17 MADRID 28004


         RE:  PAYMENT AND SECURITY RELEASE

Dear Sirs:

         This letter (this "LETTER") sets forth the terms of an agreement by and among: (a) Solticio, S.A. de C.V. ("SOLTICIO"), Inmobiliaria Cuadros, S.A. de C.V. ("INMOBILIARIA"), and Acabados y Cortes Textiles, S.A. de C.V. ("ACOTEX" and together with Solticio and Inmobiliaria, the "SELLERS"); (b) Tarrant
Luxembourg S.a.r.l. ("TAG LUX"); and (c) Tavex Algodonera, S.A. ("TAVEX"), pursuant to which: (i) TAG LUX, on the one hand, and the Sellers, on the other hand, will release the other from any and all obligations arising from or in connection with the agreements and other obligations described on SCHEDULE A (the "RELEASED AGREEMENTS"); and (ii) TAG LUX will terminate and release all liens, mortgages, pledges, and other security interests (the "LIENS") on the real property and personal property described on SCHEDULE B (the "COLLATERAL"), which Collateral secures the payment by the Sellers of certain indebtedness and obligations owing to TAG LUX by the Sellers, all of which indebtedness and obligations (all indebtedness and obligations, the payment and satisfaction of which is secured by the Collateral, is collectively referred to herein as the "OBLIGATIONS") would be extinguished upon receipt of the Payoff Amount and the delivery of the Notes provided for herein.

         All references made in this Letter to TAG LUX with respect to the execution of documents and obligations to release the Collateral and the Obligations shall be understood to be made to TAG LUX or any of its affiliates (including Tarrant Mexico, S. de R.L. de C.V) that are registered in the relevant registries (including public registries of property) or are otherwise the beneficiaries thereof. In case it appears that TAG LUX is not the beneficiary of the Obligations and/or the Liens or the Collateral, TAG LUX shall cause its relevant affiliate to execute, deliver and perform the obligations and duties in connection with the release of the Collateral and the Obligations as set forth herein.

         This Letter sets forth the terms and conditions upon which, in case Tavex so determines in its sole discretion and without any obligation to do so, Tavex will have the irrevocable right and option during the Exclusivity Period (as defined below) to cause the release and discharge of the Liens on the Collateral by paying certain amounts to TAG LUX. By countersigning this Letter, Tavex does not assume any of the Obligations or in any way become bound to comply with or pay any of the Obligations, either directly or indirectly as a guarantor or otherwise.

         The parties hereto further agree as follows:

1.       EXCLUSIVITY; GOOD FAITH.

         (a) Each of the Sellers hereby confirms that, for 120 (ONE HUNDRED AND TWENTY) calendar days commencing from the date hereof, or such later date as may be agreed by the parties hereto and Tavex (the "EXCLUSIVITY PERIOD"), each of the Sellers will: (i) work with Tavex in respect of the payment of the Obligations and the other transactions referred to herein; and (ii) not enter into any agreement with any person other than Tavex with respect to the payment and/or assignment of the Obligations and the transactions contemplated hereunder.

         (b) TAG LUX hereby confirms that, for the Exclusivity Period, or such later date as may be agreed by the parties hereto and Tavex, TAG LUX will: (i) work with Tavex in respect of the payment of the Obligations and the other transactions referred to herein; and (ii) not enter into any agreement with any person other than Tavex with respect to the payment and/or assignment of the Obligations and the transactions contemplated hereunder, if such agreement would adversely affect the exercise by Tavex of its rights under this Agreement (including, without limitation, the exercise by Tavex of the Option as provided in Section 2 below, the release of the Collateral and the termination of the Obligations). Notwithstanding the foregoing, TAG LUX may enter into discussions, negotiations and dealings with any person other than Tavex, and may enter into an agreement with any such person in respect of payment and/or assignment of the Obligations, so long as such actions and agreements are subject to, and do not interfere with, Tavex's rights under this Agreement. During the Exclusivity Period, TAG LUX shall not initiate any proceedings towards the enforcement and/or acceleration of the Obligations, but may take whatever actions TAG LUX deems necessary or desirable to preserve its rights in respect of the Collateral and the Obligations.

2. OPTION. At any time prior to expiration of the Exclusivity Period, Tavex shall have the right and option (the "OPTION"), but not the obligation, which Option may be exercised by Tavex in its sole discretion by delivering notice (whether by personal delivery, courier service, certified mail, electronic means or facsimile) to TAG LUX to the domicile indicated next to TAG LUX's signature hereunder, to cause the release and discharge of the Liens on the Collateral by paying to TAG LUX an amount of U.S. $20'000,000.00 (TWENTY MILLION U.S. DOLLARS) (the "PAYOFF AMOUNT"), as follows:

         (a) CASH PAYMENT. U.S. $2'500,000.00 (TWO MILLION FIVE HUNDRED THOUSAND U.S. DOLLARS) in cash (the "CASH PAYMENT"), which Cash Payment shall be made by Tavex to TAG LUX on the same day that Tavex exercises the Option; and

         (b)      PROMISSORY NOTES (THE "NOTES").

                  (i) U.S. $2'500,000.00 (TWO MILLION FIVE HUNDRED THOUSAND U.S. DOLLARS) in principal amount of an UNSECURED promissory note made by Tavex in favor of TAG LUX, which Note shall be: [a] in the Form of EXHIBIT A attached hereto; [b] mature six months after the Cash Payment date; [c] delivered by Tavex to TAG LUX on the same day that Tavex exercises the Option; [d]
                           NEGOTIABLE; and [e] subject to the side letter agreement providing for acceleration of obligations and cross-default (the "SIDE LETTER") in the Form of EXHIBIT B attached hereto terms;

                  (ii) U.S. $1'000,000.00 (ONE MILLION U.S. DOLLARS) in principal amount of an UNSECURED promissory note made by Tavex in favor of TAG LUX, which Note shall be:
                           [a] in the Form of EXHIBIT A attached hereto; [b] mature twelve months after the Cash Payment date; [c] delivered by Tavex to TAG LUX on the same day that Tavex exercises the Option; [d] NEGOTIABLE; and [e] subject to the Side Letter;

                  (iii) U.S. $2'000,000.00 (TWO MILLION U.S. DOLLARS) in principal amount of an UNSECURED promissory note made by Tavex in favor of TAG LUX, which Note shall be:
                           [a] in the Form of EXHIBIT C attached hereto; [b] mature twelve months after the Cash Payment date; [c] delivered by Tavex to TAG LUX on the same day that Tavex exercises the Option; [d] NON-NEGOTIABLE AND SUBJECT TO OFFSET AS PROVIDED IN PARAGRAPH 4; and [e] subject to the Side Letter;

                  (iv) U.S. $3'000,000.00 (THREE MILLION U.S. DOLLARS) in principal amount of an UNSECURED promissory note made by Tavex in favor of TAG LUX, which Note shall be:
                           [a] in the Form of EXHIBIT C attached hereto; [b] mature eighteen months after the Cash Payment date; [c] delivered by Tavex to TAG LUX on the same day that Tavex exercises the Option; [d] NON-NEGOTIABLE AND SUBJECT TO OFFSET AS PROVIDED IN PARAGRAPH 4; and [e] subject to the Side Letter;

                  (v) U.S. $4'500,000.00 (FOUR MILLION FIVE HUNDRED THOUSAND U.S. DOLLARS) in principal amount of an SECURED promissory note made by Tavex in favor of TAG LUX, which Note shall be: [a] in the Form of EXHIBIT D attached hereto; [b] mature twenty four months after the Cash Payment date; [c] delivered by Tavex to TAG LUX on the same day that Tavex exercises the Option; [d] NEGOTIABLE; and [e] subject to the Side Letter; and

                  (vi) U.S. $4'500,000.00 (FOUR MILLION FIVE HUNDRED THOUSAND U.S. DOLLARS) in principal amount of an SECURED promissory note made by Tavex in favor of TAG LUX, which Note shall be: [a] in the Form of EXHIBIT D attached hereto; [b] mature thirty months after the Cash Payment date; [c] delivered by Tavex to TAG LUX on the same day that Tavex exercises the Option; [d] NEGOTIABLE; and [e] subject to the Side Letter; and

         On the date Tavex exercises the Option, Tavex shall deliver the Side Letter contemporaneously with its delivery of the Notes. The secured notes shall be guaranteed by a bank or other financial institution reasonably acceptable to TAG LUX and in terms reasonably acceptable to TAG LUX.

         If Tavex exercises the Option, TAG LUX shall accept the payments referred to above from Tavex. Upon receipt of the cash payment and Notes and other deliveries mentioned in PARAGRAPH 2, all Liens on the Collateral and the Obligations shall forever terminate, and TAG LUX shall execute on such date such documents (including public deeds granted before a notary public) and take such further actions on or after such date as reasonably requested by Tavex or the Sellers to provide for the full release and discharge of the Liens. Tavex agrees to pay all filing fees and other costs incurred in connection with the release of the Liens.

         If Tavex defaults in payment of the Notes, TAG LUX may pursue all remedies that it may have at law or in equity against Tavex in respect of the Notes. For the avoidance of doubt, each of the Parties hereto acknowledges and agrees that the obligations of Tavex are expressly limited to the terms and conditions of the Notes, should Tavex in its sole discretion, decide to exercise the Option, and not the Obligations.

         TAG LUX and the Sellers hereby covenant for the benefit of Tavex to perform any and all actions and to enter into such agreements and/or other instruments (including public deeds granted before a notary public) as are deemed reasonably necessary and/or convenient by Tavex in order to give full effect to said release and discharge (including with respect to any mortgages or pledges held by TAG LUX). Furthermore, the parties hereto agree to act at all times on a good faith basis and to diligently perform their respective duties and obligations hereunder.

3. RELEASED AGREEMENTS. If Tavex exercises the Option and pays the Payoff Amount, then, effective upon such exercise and without any further action by the parties, the Released Agreements (to the extent in effect on the date hereof) shall terminate, and TAG LUX, on the one hand, and the Sellers, on the other hand, are fully released and discharged by the other from any further obligations under the Released Agreements.

4. FABRIC COMMITMENT. If Tavex exercises the Option and pays the Payoff Amount, TAG LUX hereby agrees to purchase from Tavex denim fabric made in the plants owned (directly or indirectly) by Tavex and which are acquired from the Sellers amounting to 2'000,000 (TWO MILLION) linear yards at a price of $2.50 per yard. All such fabric shall be purchased by TAG LUX as follows: (I) 1'000,000 (ONE MILLION) linear yards during the twelve months following exercise of the Option; and (ii) (I) 1'000,000 (ONE MILLION) linear yards during the period from twelve to twenty-four months following exercise of the Option. Sales will be FOB and payment terms for the fabric will be 120 (ONE HUNDRED AND TWENTY) calendar days from FOB. All such fabric shall be of oe/ring or similar quality, and shall be subject to TAG LUX's inspection and acceptance prior to shipment (which may not be unreasonably withheld). Tavex shall have the right to offset any payments on the Notes that are subject to offset under PARAGRAPH 2 hereof against any payments outstanding from the purchase commitment made by TAG LUX in this paragraph.

5. CONFIDENTIALITY. Except to the extent required by law or in connection with any legal proceeding, and except for confidential disclosure to lenders and professional advisors, the Sellers and TAG LUX and its affiliates will not disclose to any person any nonpublic information in connection with the transactions contemplated in this Letter. Tavex agrees that Tarrant Apparel Group, an affiliate of TAG LUX, will disclose its entering into this Letter and the material terms hereof in a public filing with the United States Securities and Exchange Commission (the "SEC") within four business days after the date hereof, and thereafter may file this Letter and the Notes, and otherwise disclosure the terms of this Letter and the Notes, in Tarrant's periodic filings with the SEC; provided however, that, prior to making any disclosure other than the initial disclosure made within four business days, Tarrant Apparel Group (and any other affiliate of TAG LUX) shall give prior notice to Tavex of any of such disclosures with at least three business days prior to making said disclosure.

6.       EXPENSES. Except as otherwise provided herein, each of the Sellers, TAG

LUX, and Tavex shall bear their own costs and expenses in connection with the transactions contemplated hereunder.

7. INDEMNITY. (a) Each of the Sellers shall indemnify and hold harmless Tavex, including its affiliates and subsidiaries, its respective employees, advisors and agents (the "INDEMNIFIED PARTIES"), against any and all actions, claims, suits, demands, losses, costs, damages and proceedings, including reasonable and documented attorneys' fees and court costs ("CLAIMS"), arising out of or in connection with the breach or default by the Sellers in the performance of any of the Sellers' obligations contained in this Letter. Each of the persons to be indemnified hereunder that is not a party to this Letter shall be a third party beneficiary hereof.

         (b) TAG LUX shall indemnify and hold harmless the Indemnified Parties against any and all Claims arising out of or in connection with the breach or default by TAG LUX in the performance of any of its obligations contained in this Letter other than the TAG LUX's obligations in Paragraph 4 hereof. Each of the persons to be indemnified hereunder that is not a party to this Letter shall be a third party beneficiary hereof.

8. ASSIGNMENT, AMENDMENT; MISCELLANEOUS. This Letter shall not be assignable by any party hereto without the prior written consent of the other parties, and this Letter may not be amended, waived or modified except by an instrument in writing signed by the Sellers, TAG LUX and Tavex. This Letter may be executed in any number of counterparts, each of which, taken together, shall constitute one agreement.

Delivery of an executed signature page of this Letter by facsimile transmission shall be as effective as delivery of a manually-executed counterpart of this Letter.

9. GOVERNING LAW. This Letter shall be construed, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the applicable laws in Madrid, Spain.

10. EXPIRATION; SURVIVAL OF CERTAIN OBLIGATIONS. If Tavex does not exercise the Option and pay the Payoff Amount prior to expiration of the Exclusivity Period, then this Letter, and the parties' rights and obligations hereunder, shall terminate AB INITIO; PROVIDED that the provisions contained in PARAGRAPHS 5 through 10 of this Letter shall remain in full force, notwithstanding the termination of this Letter.

         If you are in agreement with the terms of this Letter, please indicate your acceptance thereof by signing in the appropriate space below and returning one fully-executed counterpart hereof to each of the Sellers and TAG LUX at your earliest convenience.

                                       Very truly yours,

                                       SOLTICIO, S.A. DE .C.V.
                                       INMOBILIARIA CUADROS, S.A. DE C.V.
                                       ACABADOS Y CORTES TEXTILES, S.A. DE C.V.

                                       By: /S/ KAMEL NACIF BORGE
                                           ------------------------------------
                                       Name: Kamel Nacif Borge
                                       Title:  General Manager


                                       TARRANT LUXEMBOURG S.A.R.L

                                       By: /S/ CORAZON REYES
                                           ------------------------------------
                                       Name: Corazon Reyes
                                       Title: Category A Manager


                                       By: /S/ A. JENNINGS
                                           ------------------------------------
                                       Name: A. Jennings
                                       Title: Category B Manager


                                       Address  to  deliver  Notices to TAG LUX:

                                       c/o Tarrant Apparel Group
                                       3151 East Washington Boulevard
                                       Los Angeles, CA  90023
                                       (323) 881-0332 facsimile
                                       Attn:  Chief Financial Officer

Agreed and accepted



TAVEX ALGODONERA, S.A.

By: /s/ Herbert Schmid
    ------------------------
Name: Herbert Schmit
Title: CEO

                                   SCHEDULE A

                               RELEASED AGREEMENTS


(i) Termination Agreement dated August 13, 2004, executed by Tarrant Mexico, S. de R.L. de C.V. ("TAG Mexico"), Inmobiliaria and Acotex.

(ii) Purchase Commitment Agreement dated November 30, 2004, executed TAG Mexico and Acotex.

(iii) Agreement for Purchase of Assets, dated August 13, 2004, executed by TAG Mexico, Solticio and Acotex.

(iv) Amendment No. 1 to Agreement for Purchase of Assets, dated October 29, 2004, executed by TAG Mexico, Solticio and Acotex.

(v)      Certain   promissory   notes  dated   November  30,  2004,   evidencing
         obligations on behalf of the Sellers in favor of TAG Mexico, as follows:

         (a) Ten promissory notes subscribed by Construcciones Solticio, S.A. de C.V., in favor of TAG Mexico, each one for the amount of U.S. $863,165.48 (in connection with real property in Puebla), with maturity dates of December 31, 2005 through December 31, 2014.

         (b) Ten promissory notes subscribed by Acabados y Cortes Textiles, S.A. de C.V., in favor of TAG Mexico, each one for the amount of U.S. $4,136,834.52 (in connection with machinery and equipment in Puebla and Tlaxcala), with maturity dates of December 31, 2005 through December 31, 2014.

(vi) Any and all security agreements in connection with the Obligations, including without limitation, any mortgage and pledge agreements for the benefit of TAG Mexico granted over certain assets owned by the Sellers and which Tavex intends to acquire.

                                   SCHEDULE B

                                      LIENS


(i) All machinery and equipment owned by the Sellers and that has been granted as security interest to TAG LUX (either by means of a pledge, mortgage, deposit or otherwise), including that related to the production of denim fabric, and including all books records and manuals in connection with such machinery and equipment, as well as all licenses and permits that are necessary for the use thereof;

(ii) The industrial facilities, land lots and constructions located at land lots 5, 6, 7 and 15 of Calle "C", Manzana 6, Parque Industrial, at the State Puebla, Mexico;

(iii) The industrial facilities, land lots and constructions located at land lot 1 A.B.C. S/N, of Fraccionamiento San Diego Xocoycan, at the Municipality of Ixtacuictla, State of Tlaxcala, C.P. 90700, Mexico; and

(iv) In general, any other asset (including any real property) owned by the Sellers and that has been granted as security interest to TAG Mexico (either by means of a pledge, mortgage, deposit or otherwise).